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                                                                     Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the registration statements of Nabors Industries, Inc. on Form S-8 (Registration Numbers 333-92483, 333-91829, 333-91743, 333-87069, 333-86289, 333-76077, 333-45446 and
333-11313), on Form S-4 (Registration Numbers 333-72397 and 333-84781) and on Form S-3 (Registration Numbers 333-44532 and 333-81137) of our report dated January 25, 2001, except for Note 15, as to which date is March 13, 2001, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 30, 2001